Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - January 2007

Series Deal Size Expected Maturity	2002-1 $1,000MM 3/15/2007	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008
Yield	16.27%	16.27%	16.27%	16.27%	16.27%	16.27%
Less: Coupon	5.47%	5.53%	5.46%	5.51%	5.50%	5.48%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.93%	3.93%	3.93%	3.93%	3.93%	3.93%
Excess Spread:
January-07	5.37%	5.31%	5.38%	5.33%	5.34%	5.36%
December-06	6.02%	5.95%	6.02%	5.98%	5.99%	6.00%
November-06	5.65%	5.58%	5.66%	5.61%	5.62%	5.64%
Three Month Average Excess Spread	5.68%	5.61%	5.69%	5.64%	5.65%	5.67%

Delinquency:
30 to 59 Days	0.94%	0.94%	0.94%	0.94%	0.94%	0.94%
60 to 89 Days	0.69%	0.69%	0.69%	0.69%	0.69%	0.69%
90+ Days	1.61%	1.61%	1.61%	1.61%	1.61%	1.61%
Total	3.24%	3.24%	3.24%	3.24%	3.24%	3.24%

Principal Payment Rate	18.78%	18.78%	18.78%	18.78%	18.78%	18.78%

Series Deal Size Expected Maturity	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-1 $1,500MM 2/15/2007	2004-2 $1,750MM 6/15/2007
Yield	16.27%	16.27%	16.27%	16.27%	16.27%
Less: Coupon	5.63%	5.47%	5.46%	5.35%	5.37%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.93%	3.93%	3.93%	3.93%	3.93%
Excess Spread:
January-07	5.21%	5.37%	5.38%	5.49%	5.47%
December-06	5.86%	6.01%	6.03%	6.14%	6.12%
November-06	5.49%	5.64%	5.66%	5.77%	5.75%
Three Month Average Excess Spread	5.52%	5.67%	5.69%	5.80%	5.78%

Delinquency:
30 to 59 Days	0.94%	0.94%	0.94%	0.94%	0.94%
60 to 89 Days	0.69%	0.69%	0.69%	0.69%	0.69%
90+ Days	1.61%	1.61%	1.61%	1.61%	1.61%
Total	3.24%	3.24%	3.24%	3.24%	3.24%

Principal Payment Rate	18.78%	18.78%	18.78%	18.78%	18.78%